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                                                                   EXHIBIT 10.40


                  SEVENTH AMENDED AND RESTATED PROMISSORY NOTE
                                (Line of Credit)


DUE DATE: DECEMBER 31, 2003                                    DETROIT, MICHIGAN
CREDIT LIMIT: $48,000,000                         DATED: AS OF DECEMBER 30, 2002

         FOR VALUE RECEIVED, ORIGEN FINANCIAL L.L.C., a Delaware limited liability company (the "Borrower"), promises to pay to the order of SUN HOME SERVICES, INC., a Michigan corporation ("Lender"), at 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan 48334, or at such other place as Lender may designate in writing, the principal sum of FORTY EIGHT MILLION DOLLARS ($48,000,000) (the "Credit Limit"), or such lesser sum as shall have been advanced by Lender to Borrower under the loan account hereinafter described, plus interest as hereinafter provided, all in lawful money of the United States of America, in accordance with the terms hereof. This Note is subject to the terms of that certain Second Amended and Restated Subordinated Loan Agreement between Borrower and Lender (as assignee of Sun Communities Operating Limited Partnership) dated December 4, 2002, as amended by the First Amendment to Second Amended and Restated Subordinated Loan Agreement between Borrower and Lender of even date herewith (the "Line of Credit Loan Agreement"), the terms of which are incorporated herein by reference.

         DUE DATE. The "Due Date" of this Note shall be December 31, 2003; provided that the due date shall be automatically extended to December 31, 2004 if the Master Repurchase Agreement between Borrower and Credit Suisse First Boston Mortgage Capital LLC dated December 18, 2001, as amended from time to time (the "CSFB Agreement"), is renewed on terms acceptable to Lender as of the expiration of the CSFB Agreement in May 2003.

         ADVANCES. This Note is given as evidence of any and all indebtedness of the Borrower to Lender arising as a result of advances or other credit which may be made under this Note from time to time. Lender shall, from time to time prior to the Due Date, make advances to Borrower hereunder upon request therefor by Borrower, provided that upon giving effect to such advance no Event of Default (as hereinafter defined) and no event which with notice and/or the passage of time would become an Event of Default shall exist, and that all representations and warranties of Borrower theretofore made are true and correct and that Lender shall not have previously or concurrently declared all amounts owing hereunder to be immediately due and payable and that the amount requested shall not cause the total amount outstanding hereunder to exceed Credit Limit. Advances hereunder may be requested by telephone, in writing or in any other manner acceptable to Lender. The principal amount of indebtedness owing pursuant to this Note shall change from time to time decreasing in amounts equal to any and all payments of principal made by the Borrower and increasing by amounts equal to any and all advances made by Lender to the Borrower pursuant to the terms hereof. The books and records of Lender shall be conclusive evidence of the amount of principal and interest owing hereunder at any time, unless Lender receives a written statement of exceptions from Borrower within ten (10) days after such statement has been furnished. From time to time but not less than quarterly, Lender shall furnish Borrower a statement of Borrower's loan account.

         INTEREST. The unpaid principal balance of this Note shall bear interest, computed on the basis of a year of 360 days for the actual number of days elapsed in a month, at a rate of interest of 700 basis points over LIBOR (the "Rate"), which Rate shall not be less than 11% per annum or exceed 15% per annum (the Rate shall be adjusted for purposes of this Note on the last day of every fiscal quarter





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beginning on December 31, 2002), until the entire principal balance of this
Note, and all accrued and unpaid interest has been paid in full.

         PAYMENT. Accrued and unpaid interest on the unpaid principal balance of this Note from time to time shall be due and payable monthly, in arrears, on the last day of each consecutive month until the Due Date. The remaining principal balance shall be due and payable on the Due Date, along with any accrued and unpaid interest as of the Due Date.

         All payments made hereunder shall be applied first against costs and expenses required to be paid hereunder, then against accrued interest to the extent thereof and the balance shall be applied against the outstanding principal amount hereof. Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower's assumption of these risks.

         DEFAULT. Upon the occurrence of an Event of Default, as defined in the Amended Loan Agreement, the entire unpaid principal balance and all accrued and unpaid interest owing under this Note shall, at Lender's option, be immediately due and payable, together with costs and attorneys fees reasonably incurred by Lender in collecting or enforcing payment.

         Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and Borrower's failure to pay the entire amount then due shall be and continue to be a default. Upon the occurrence of any Event of Default, neither the failure of Lender promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of Lender to demand strict performance of any other obligation of Borrower or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of Borrower or any other person who may be liable hereunder.

         INTEREST RATE LIMITED TO MAXIMUM RATE. Notwithstanding anything herein to the contrary, in no event shall Borrower be required to pay a rate of interest in excess of the Maximum Rate. The term "Maximum Rate" shall mean the maximum non-usurious rate of interest that Lender is allowed to contract for, charge, take, reserve or receive under the applicable laws of any applicable state or of the United States of America (whichever from time to time permits the highest rate for the use, forbearance or detention of money) after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder, or under any other document or instrument executed and delivered in connection herewith and the indebtedness evidenced hereby.

         In the event Lender ever receives, as interest, any amount in excess of the Maximum Rate, such amount as would be excessive interest shall be deemed a partial prepayment of principal, and, if the principal hereof is paid in full, any remaining excess shall be returned to Borrower. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted by law,
(a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and
(c) amortize, prorate, allocate and spread the total amount of


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interest through and including the Due Date (including the period of any extension or renewal thereof) so that the interest on account of such indebtedness shall not exceed the Maximum Rate.

         SUCCESSORS/ASSIGNS. This Note shall be binding upon Borrower and its successors and assigns, and the benefits hereof shall inure to Lender and its successors and assigns.

         GENERAL. Borrower and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Lender diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note. The liability of Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party.

         This Note has been executed in the State of Michigan, and all rights and obligations hereunder shall be governed by the laws of the State of Michigan.

         To secure the payment of all amounts due to Lender by Borrower in connection with the loan evidenced by this Note and pursuant to terms of the Line of Credit Loan Agreement and this Note, Borrower has granted Lender a security interest in the assets described under the following documents: (i) the First Amended and Restated Security Agreement of even date herewith between Borrower and Lender, as amended from time to time, (ii) the Second Amended and Restated Stock Pledge Agreement of even date herewith between Borrower and Lender, as amended from time to time, and (iii) the First Amended and Restated Limited Liability Company Interest Security and Pledge Agreement of even date herewith between Borrower and Lender, as amended from time to time.

         This Note is an amendment to and restatement of that certain Sixth Amended and Restated Promissory Note dated December 4, 2002 executed by Borrower in favor of Sun Communities Operating Limited Partnership (the "Prior Note"), and this Note amends, supersedes and replaces the Prior Note.

                                             BORROWER:

                                             ORIGEN FINANCIAL L.L.C., a Delaware
                                             limited liability company

                                             By:   /s/ Ronald A. Klein
                                                --------------------------------

                                             Its:  Chief Executive Officer
                                                 -------------------------------





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